UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 27, 2007 (July 23, 2007)

Endo Pharmaceuticals Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Endo Boulevard, Chadds Ford, PA	19317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 558-9800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Entry Into a Material Definitive Agreement.

On July 23, 2007 (the “Effective Date”), the Registrant’s wholly-owned subsidiary Endo Pharmaceuticals Inc. (“Endo”) and Vernalis Development Limited (“Vernalis”) (collectively the “Parties”) entered into a Third Amendment (the “Third Amendment”) to the License Agreement between the Parties, dated July 14, 2004 as amended by a letter agreement dated January 31, 2005, and by a Second Amendment dated as of December 12, 2005 (the “License”). Vernalis had granted to Endo and its Affiliates, a sole and exclusive (even as against Vernalis) licence to make, have made, use, commercialize and have commercialized the product Frova® (frovatriptan succinate) (the “Product”) under the Canadian Trademark in Canada. The Third Amendment allows Endo to promote, advertise and sell the Product in Canada for the indication of migraine under and using either (1) the Vernalis Trade Marks and the Endo name, mark and associated logo (or successor mark or logo), or alternatively (2) the Canadian Trademark and the Endo name, mark and associated logo (or successor mark or logo), provided that Endo notifies Vernalis in writing in advance of any intention to register or use the Canadian Trademark and to notify Vernalis on application for and successful registration of the Canadian Trademark.

The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety to the full text of the Third Amendment which is filed herewith as Exhibit 10.48.4 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits.

Exhibit Number	Description
10.48.4	Third Amendment to the License Agreement between Vernalis Development Limited and Endo Pharmaceuticals Inc. dated July 23, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC.
(Registrant)

By:	/s/ CAROLINE B. MANOGUE
Name:	Caroline B. Manogue
Title:	Executive Vice President, Chief Legal Officer &
Secretary

Dated: July 27, 2007

INDEX TO EXHIBITS

Exhibit No.	Description
10.48.4	Third Amendment to the License Agreement between Vernalis Development Limited and Endo Pharmaceuticals Inc. dated July 23, 2007.